UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 24, 2005
 Date of Report (date of earliest event reported)

DIGITAL VIDEO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28472	77-0333728
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(IRS Employer Identification Number)

430 Cambridge Avenue, Suite 110
Palo Alto, California    94306
(Address of principal executive offices including zip code)

(650) 322-8108
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On January 24, 2005, the Company agreed to issue 124,930 shares of its common stock in connection with the settlement with Meng Tek Ung of all matters related to a lawsuit the Company filed on June 24, 2002 (the "Complaint"), and in particular the settlement of Mr. Ung's counterclaims and the release from any claims or causes of action arising from, or related to, the Complaint and Mr. Ung's counterclaims. Of the 124,930 shares of its common stock that the Company agreed to issue, 73,459 shares will be issued to Mr. Ung and 51,471 shares of its common stock will be issued to Frank E. Mayo, Mr. Ung's counsel, in payment of attorney fees. These shares were sold pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL VIDEO SYSTEMS, INC.
By:	/s/ Thomas A. Spanier Thomas A. Spanier Chief Executive Officer

Date: January 28, 2005